UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): November 13, 1996

                            HARVEY ELECTRONICS, INC.
      --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     NEW YORK                   1-4626                      13-1534671
 -----------------      ---------------------          --------------------
(State or other         (Commission File Number)         (IRS Employer
 jurisdiction of                                       Identification Number)
 incorporation


                  205 CHUBB AVENUE, LYNDHURST, NEW JERSEY 07071
    -------------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (201) 842-0078

                              The Harvey Group Inc.
                  600 Secaucus Road, Secaucus, New Jersey 07094
    ------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


     Item 1. Change in Control

     Reference is made to Item 3 "Bankruptcy or Receivership" regarding the reorganization of Harvey Electronics, Inc. and the simultaneous acquisition of control by Harvey Acquisition Company LLC.

     Item 3. Bankruptcy or Receivership

     On August 3, 1995, The Harvey Group Inc. and its subsidiary, Harvey Sound, Inc., (collectively, the "Company") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Court"). This filing was the result of certain negative factors including but not limited to: (i) the negative effect of a $2,138,000 judgement entered against the Company; (ii) liabilities arising from The Harvey Group Inc. and its discontinued food brokerage division remained obligations of the Company, the payment of which significantly reduced cash;
(iii) the recession of the early 1990's coupled with a soft market in the electronics industry, all of which resulted in losses and a shortage of cash flow; and (iv) the delisting (in June, 1995) of the Company's common stock from the American Stock Exchange which de-listing rendered a proposed $4.2 million equity placement untenable.

     On November 13, 1996 (the "Confirmation Date"), the Court confirmed the Company's Restated Modified Amended Joint and Substantially Consolidated Plan of Reorganization (the "Reorganization Plan"). The effective date of the Reorganization Plan was December 26, 1996 (the "Effective Date"), at which time the Company emerged from its Chapter 11 reorganization. At that time, Harvey Sound, Inc., the subsidiary, merged into The Harvey Group Inc., the parent, and the Company, as merged, changed its name to Harvey Electronics, Inc.

     Pursuant to the Reorganization Plan, as of the Effective Date, all of the shares of common and preferred stock of the Company were canceled. The Company amended its Certificate of Incorporation authorizing the issuance of 10,010,000 shares of capital stock as follows: (a) 10,000 shares of 8.5% Cumulative Convertible Preferred Stock with a par value of $1,000 per share (the "Preferred Stock"); and (b) 10,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock").

     The Reorganization Plan also provided for the distribution of the reorganized Company's Common Stock as follows: (a) 2,000,000 shares to Harvey Acquisition Company, L.L.C. ("HAC") in satisfaction of $2,822,500 of subordinated secured financing provided to the Company during its bankruptcy proceeding; (b) 187,841 shares to the Company's unsecured creditors in satisfaction of the Company's pre-petition obligations owed to its unsecured creditors; and (c) 22,084 shares to the Company's former shareholders. In addition, the Reorganization Plan provided for a finder fee to be paid to InterEquity Capital Partners, L.P. ("InterEquity"), a pre-bankruptcy subordinated secured creditor, in cash or Common Stock. Subsequent to the effective date of the Regoranization Plan, 51,565 shares of the Common Stock were issued to InterEquity in satisfaction of the finder fee. Accordingly, 2,259,368 shares of Common Stock are presently issued and outstanding, and 2,122 shares of Common Stock are held in treasury.

     As part of the Reorganization Plan, 875 shares of Preferred Stock were also issued in satisfaction of $875,000 in pre-bankruptcy junior secured claims.

     Other significant provisions of the Plan of Reorganization included: (a) changing the close of the Company's fiscal year from the Saturday nearest to the 31st day of January to the Saturday nearest to the 31st day of October; and (b) a Stock Option Plan ("Stock Option Plan"), whereby options to purchase up to 1,000,000 shares of Common Stock are authorized. To date, no option have been granted under the Stock Option Plan.

     Prepetition amounts from the subordinated secured debtholders, InterEquity ($600,000) and four individuals who purchased the indebtedness from National Westminster Bank, USA ($275,000), were exchanged for 875 shares of Preferred Stock, in accordance with the Reorganization Plan.

     As of the Confirmation Date, substantially all of the Company's vendors have extended open lines of credit to the Company.


     Item 5. Other Events

     I. Existing Credit Arrangements

     The Company entered into a three year revolving line of credit facility with Congress Financial Corporation ("Congress"), in fiscal 1995 whereby the Company could borrow up to $3,000,000, based upon a lending formula (as defined), calculated on eligible inventory. The interest rate per annum on this revolving line of credit facility is 2% over the prime rate of Philadelphia National Bank. An unused line fee also exists under the line of credit. At closing, $200,000 was required to be placed in escrow in a certificate of deposit as additional collateral for Congress. Amendments to the Congress credit facility were completed on January 7, 1997 and March 31, 1997, primarily extending the facility through January 6, 2000, instituting a net worth covenant (as defined) and increasing available borrowings by approximately $250,000, by amending the lending formula (as defined).

     Congess has a senior security interest in all of the Company's assets and assets of a subsidiary and the stock of such subsidiary. The line of credit facility provides Congress with rights of acceleration upon the occurrence of certain customary events of default including, among others, the event of bankruptcy. The Company is also restricted from paying dividends, retiring or repurchasing its common stock and entering into additional indebtedness.

     On October 5, 1995, the Company signed a letter of intent with Harvey Acquisition Company, LLC (the "HAC"), an entity created by an investor group. The letter of intent set forth the terms and conditions of an agreement whereby HAC would provide secured debtor-in-possession credit support of up to $1,500,000, subordinate only to the interests of Congress.

     On October 24, 1995 in connection with the reorganization, the Company entered into a Security Loan Agreement ("Loan Agreement") with HAC enabling the Company to borrow up to $1,500,000. The Loan Agreement bore interest at 2% over the prime rate of Citibank, N.A. and was subordinate only to the Company's primary lender, Congress, as evidenced by an intercreditor agreement (between HAC and Congress) and is secured by substantially all of the Company's assets, including the stock of its subsidiary.

     The proceeds ($1,500,000) received in installments from HAC coupled with credit support from the Company's vendors and bank were primarily used to build adequate inventory levels. On May 6, 1996, the Company received an additional $50,000 from HAC to be used for general operating purposes. In September 1996, the Loan Agreement was amended, enabling the Company to borrow up to $3,000,000 from HAC. As a result of the amendment, additional proceeds of $1,272,500 were received from HAC, for a total aggregating $2,822,500. The net proceeds were used for capital expenditures, including the costs to open a new retail store in Greenwich, Connecticut, advertising, professional fees and for other working capital purposes. On the Effective Date, this debtor-in-possession financing was converted to 2,000,000 shares of the Common Stock in the reorganized Company.

     Subsequent to the Effective Date, certain individuals, including members of HAC, provided an additional $350,000 of financing to the Company, to be used for working capital purposes.

     In October 1997, the Company received a proposal for a three year revolving line of credit facility with Paragon Capital L.L.C. ("Paragon") whereby the Company may borrow up to $3,300,000 based upon a lending formula (as defined), calculated on eligible inventory. This facility will be used to repay Congress in full to replace Congress as the Company's Lender. The Paragon facility is expected to provide additional borrowing availability of over $800,000. The interest rate on borrowing up to $2,500,000 will be 1% over the prime rate of Norwest Bank Minnesota, National Association (the "Prime Rate"). The rate charged on outstanding balances over $2,500,000 will be 1.75% above the Prime Rate. A commitment fee of $49,500 (to be amortized over three years) will be paid by the Company and a facility fee of three-quarters of one percent (.75%) of the maximum credit line will be charged in each anniversary year. The line of credit also provides for monthly maintenance charges and a termination fee.

     Paragon will also receive warrants to purchase up to 110,000 shares of Common Stock at an exercise price of $5.00 per share.

     Paragon will be granted a senior security interest in substantially all of the Company's assets. The line of credit facility will provide Paragon with rights of acceleration upon the occurrence of certain customary events of default including, among others, the event of bankruptcy. The Company will also be restricted from paying dividends on common stock, retiring or repurchasing its common stock and entering into additional indebtedness (as defined). Additionally, certain financial covenants exist.

     There can be no assurance that the Paragon credit facility will be consummated.

     II. Proposed Public Offering

     On September 15, 1997 the Company signed a letter of intent with an underwriter to sell Common Stock and warrants to purchase Common Stock in a public offering ("Offering"). The underwriter proposes to co-manage and underwrite an offering of 850,000 shares of the Common Stock and 1,300,000 warrants ("Warrants") to acquire additional shares of Common Stock on a firm-commitment basis.

     Net proceeds from the Offering will be used for retail store expansion, advertising and marketing, working capital, and for the payment of related professional fees.

     Each Warrant will be exercisable for one share of Common Stock at 110% of the public offering price for a period of three years commencing two years from the date the Offering is declared effective by the Securities and Exchange Commission (the "Commission") ("Effectiveness of the Offering"). The Warrants will be redeemable at a prescribed price at the Company's option, two years after Effectiveness of the Offering if the closing bid price of the Common Stock for 20 consecutive trading days during the two year holding period exceeds 150% of the public offering price per share.

     The underwriter may, at its election, underwrite an additional 127,500 shares and/or 195,000 Warrants if market conditions permit. The additional shares will be sold by the Company (up to the first 27,500 shares), with the balance of 100,000 shares to be sold by HAC, as a selling shareholder. The additional Warrants will be sold by the Company.

     As compensation for the Offering, the underwriter will receive a 10% commission, a 3% non-accountable expense allowance, and a purchase option (the "Purchase Option") for 10% of the number of shares of Common Stock and Warrants sold to the public. The Purchase Option will not be exercisable for one year following Effectiveness of the Offering. Thereafter, the Purchase Option will be exercisable for five years at an exercise price of 120% of the initial public offering price of the Common Stock. Additionally, the Company has agreed to pay a monthly consulting fee of $2,433 to the underwriter for a three year period commencing on Effectiveness of the Offering. The underwriter may also, for a period of three years, engage two designees as advisors to the Board of Directors. Finally, the Company will pay the underwriter a commission of 5% for any warrant sold in the Offering which are exercised more than twelve (12) months following the effective date of the Offering.

     The proposed Offering is subject to certain conditions, as defined in the letter of intent signed by the underwriter. There can be no assurance that this proposed transaction will be completed.

     III. Filings Under Securities and Exchange Act of 1934

     The Company has failed to file required forms with the Commission pursuant to the Securities and Exchange Act of 1934 ("1934 Act") since the filing of its Form 10-Q for the quarter ended April 29, 1995. The Company hereby undertakes to file timely a Form 10-KSB for its year ending November 1, 1997 and thereafter to file timely all reports required to be filed by it under the 1934 Act.

     IV. Resignation of a Director

     Joseph D'Amedeo resigned as a member of the Board of Directors of the Company, effective September 17, 1997.

     Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

     Not Applicable.

     (b) Unaudited Financial Statements as of October 26, 1996.

     Exhibits.

     Restated Modified Amended Joint and Substantially Consolidated Plan of Reorganization;

     Order dated November 13, 1996 Confirming Plan of Reorganization.

     Item 8. Change in Fiscal Year

     In September, 1996, the Company determined to change its fiscal year from that used in its most recent filing with the Commission. The prior fiscal year end was the Saturday nearest to the 31th day of January. The new fiscal year end will be the Saturday nearest to the 31st day of October. Accordingly, the registrant's current fiscal year will end on November 1, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HARVEY ELECTRONICS, INC.



                                    By:/s/ Joseph J. Calabrese
                                       --------------------------------------
                                       Joseph J. Calabrese
                                       Executive Vice President,
                                       Chief Financial Officer,
                                       Treasurer and Secretary

     Date: November 3, 1997

     ITEM 7(b)

     THE HARVEY GROUP INC. AND SUBSIDIARIES

     LIST OF UNAUDITED FINANCIAL STATEMENTS


    Consolidated balance sheet - October 26, 1996............................

 Consolidated statements of operations - Fiscal year ended January 27, 1996 and
 Thirty-nine weeks ended October 26, 1996 and October 28, 1995...............

 Consolidated statements of shareholders' (deficit) equity, - Thirty-nine weeks ended October 26, 1996 and Fiscal year ended January 27, 1996...............

Consolidated statements of cash flows - Thirty-nine weeks ended
October 26, 1996 and Fiscal year ended January 27, 1996......................

Notes to unaudited consolidated financial statements -
   October 26, 1996..........................................................

                     The Harvey Group Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                   (Unaudited)


                                                                              October 26
                                                                                 1996
                                                                         ----------------------
                                                                         ----------------------

Assets
Current assets:
   Cash and cash equivalents                                                  $3,379
   Trade receivables, less allowance of                                      305,796
     $25,000
   Inventories                                                              3,008,838
   Due from Harvey Acquisition Company, LLC
     (received subsequent to October 1996)                                    605,000
   Prepaid expenses and other current assets                                  327,451
                                                                         ----------------------
Total current assets                                                        4,250,464

Property, plant, and equipment at appraised value:
   Leasehold improvements                                                     155,900
   Furniture, fixtures and equipment                                          598,000
                                                                         ---------------------
                                                                              753,900

   Less accumulated depreciation and amortization                                -
                                                                         ---------------------
                                                                              753,900

Certificate of deposit                                                        200,000
Equipment under capital leases, less accumulated depreciation of
   $300,038                                                                   115,838
Reorganization value in excess of amounts allocable to identifiable
   assets                                                                   1,650,570
Other, less accumulated amortization of $157,840                              196,515
                                                                         ---------------------
Total assets                                                               $7,167,287
                                                                         =====================


     See notes to unaudited consolidated financial statements.

                     The Harvey Group Inc. and Subsidiaries
                     Consolidated Balance Sheet (continued)
                                   (Unaudited)

                                                                                   October 26
                                                                                      1996
                                                                             ------------------------
Liabilities and shareholders' equity Current liabilities:
   Trade accounts payable                                                          $1,325,818
   Accrued expenses and other current liabilities                                     807,699
   Obligations relating to Chapter 11 reorganization                                  491,909
   Income taxes                                                                        13,212
   Accrued costs related to discontinued operations                                    74,000
   Current portion of capital lease obligations                                       102,112
                                                                                ---------------------
Total current liabilities                                                           2,814,750


Long-term liabilities:
   Long-term debt                                                                     778,217
   Other liabilities                                                                  152,356
                                                                                ---------------------
                                                                                      930,573

Capital lease obligations                                                              11,480

Commitments and contingencies

Shareholders' equity :
   8 1/2% Cumulative  Convertible  Preferred  Stock, par value $1,000 per share;
     authorized 10,000 shares; issued 875 shares
                                                                                      318,000
   Preferred stock,  par value $20 per share;  authorized  100,000 shares;  none issued, cancelled November 13, 1996
   Common stock, par value $.01 per share; authorized 10,000,000 shares;
     issued 2,261,490 shares                                                           22,615
   Common stock, par value $1 per share; authorized 5,000,000 shares;
     issued 3,498,968 - 1996, cancelled November 13, 1996
                                                                                         -
   Capital in excess of par                                                         3,072,861
   Accumulated (deficit)                                                                 -
                                                                             ---------------------
                                                                                    3,413,476
   Less treasury stock, at cost (2,122 shares)                                         (2,992)
                                                                             ---------------------
Total shareholders' equity                                                          3,410,484

                                                                             ---------------------
Total liabilities and shareholders' equity                                         $7,167,287
                                                                             ========================

     See notes to unaudited consolidated financial statements.

                     The Harvey Group Inc. and Subsidiaries
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                            52 Weeks                 39 Weeks         39 Weeks
                                                            Ended                    Ended            Ended
                                                            January 27               October 26       October 28
                                                            1996                     1996             1995
                                                            ---------------------------------------------------------------

Revenues
Net sales                                                   $15,870,752              $9,263,152       $11,107,258
Interest and other income                                       131,169                  87,657            78,487
                                                            --------------------------------------------------------------
                                                             16,001,921               9,350,809        11,185,745
                                                            --------------------------------------------------------------
Cost and expenses
Cost of sales                                                10,452,589               6,094,499         7,312,311
Selling, general and administrative expenses                  7,557,184               4,937,316         5,782,070
Interest expense                                                457,419                 355,922           307,015
                                                            --------------------------------------------------------------
                                                             18,467,192              11,387,737        13,401,396
                                                            ---------------------------------------------------------------
(Loss) before reorganization expenses, fresh start
   adjustments and extraordinary item                        (2,465,271)             (2,036,928)       (2,215,651)
Reorganization expenses                                        (959,146)               (497,206)         (520,418)
Reorganization income - sale of lease                               -                   250,000                -
                                                            ---------------------------------------------------------------

Loss before fresh start adjustments
 and extraordinary item                                      (3,424,417)             (2,284,134)       (2,736,069)
Fresh start adjustments                                             -                 1,857,844                 -
                                                            ---------------------------------------------------------------

Net loss before extraordinary item                           (3,424,417)               (426,290)       (2,736,069)

Extraordinary gain on forgiveness of debt                           -                 5,338,852                 -
                                                            ---------------------------------------------------------------

Net (loss) income                                           $(3,424,417)             $4,912,562      $(2,736,069)
                                                            ==============================================================
Income (loss) per share:
  Loss before extraordinary item                                $(1.08)               $(.14)             $(.86)
  Extraordinary item                                                 -                  1.69                 -
                                                            --------------------------------------------------------------
                                                            ===============================================================
  Net income (loss) per share                                   $(1.08)               $1.55              $(.86)
                                                            ===============================================================


Weighted average number of common and common equivalent
   shares outstanding during the period                      3,164,887               3,164,887         3,164,887
                                                            ===============================================================


     See notes to unaudited consolidated financial statements.

                     The Harvey Group Inc. and Subsidiaries
            Consolidated Statements of Shareholders' (Deficit) Equity
                                  (Unaudited)

                                                                              Capital                                  Total
                                           Preferred Stock    Common Stock    in Excess   Accumulated  Treasury     Shareholders'
                                           Shares   Amount   Shares  Amount   of Par      Deficit       Stock      (Deficit) Equity
                                           ----------------------------------------------------------------------------------------

Balance at January 28, 1995                -         -   3,498,968 $3,498,968 $5,899,010 $(9,750,538) $(865,601)     $(1,218,161)
   Net (loss) for the year                                                                (3,424,417)                 (3,424,417)
                                           ----------------------------------------------------------------------------------------
Balance at January 27, 1996                -         -   3,498,968  3,498,968  5,899,010 (13,174,955)  (865,601)     (4,642,578)
   Net income for the thirty-nine weeks
     ended October 26, 1996                                                                4,912,562                  4,912,562
Elimination of retained
  earnings at the Effective Date                                                           8,262,393                  8,262,393

Cancellation of common stock
  and treasury shares                                   (3,498,968)(3,498,968)(5,899,010)               865,601      (8,532,377)

Issuance of common stock and to
  record the reorganization value at
  the Effective Date                                     2,261,490     22,615  3,072,861                 (2,992)      3,092,484

Issuance of Preferred Stock                875  318,000                                                                318,000

                                           ---------------------------------------------------------------------------------------
Balance at October 26, 1996                875 $318,000  2,261,490    $22,615 $3,072,861       -        $(2,992)     $3,410,484
                                           =======================================================================================


     See notes to unaudited consolidated financial statements.

                     The Harvey Group Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                 39 weeks             52 weeks
                                                                 ended                ended
                                                                 October 26           January 27
                                                                 1996                 1996
                                                                 ---------------------------------


Operating activities
Net income (loss)                                             $   4,912,562        (3,424,417)
Adjustments to reconcile net income (loss)
      to net cash (used-in) operating activities:
     Extraordinary                                               (5,338,852)          -
       gain
     Fresh start adjustments                                     (1,857,844)          -
     Reorganization expenses                                        149,580           404,226
     Depreciation and amortization                                  293,278           605,355
     Provision for losses on inventory                               (5,000)           35,000
     Provision for losses on accounts receivable                     (5,000)            5,000
     Provisions for sales tax, warranty and other reserves
                                                                     39,000            38,000
     Provision for deferred compensation plan                          -                7,013
     Payments on covenant not to compete, consulting and
       deferred compensation agreements
                                                                       -              (19,685)
     Net payments relating to discontinued operations                  -             (106,250)
     Payments of restructured legal costs                              -              (27,250)
     Straight-line impact of rent escalations                         1,235             3,464
     Miscellaneous                                                  (22,401)             -
     Changes in operating assets and liabilities:
        Accounts receivable                                         43,412            230,613
        Inventories                                               (142,850)           768,590
        Prepaid expenses and other current assets                  (11,718)            31,594
        Accounts payable                                         1,121,362            591,061
        Accrued expenses and other current liabilities and
          income taxes payable                                    (27,717)            (24,761)
                                                                 ------------------------------
Net cash (used in) operating activities                          (850,953)           (882,447)





Investing activities
Proceeds from note receivable from former
  officer/shareholder                                            125,000                 -
Proceeds from Merkert Enterprises                                   -                  87,100
Purchases of property, plant and equipment                       (64,707)             (38,146)
Purchase of other assets                                        (125,303)            (23,793)
                                                                -------------------------------
                                                                -------------------------------
Net cash (used in) provided by investing activities              (65,010)             25,161

Financing activities
Debtor-in-Possession financing                                   717,500           1,250,000
Obligations relating to Chapter 11 reorganization                279,409             160,000
Proceeds from Revolving line of credit facility               11,250,390          18,507,276
Repayments of Revolving line of credit facility              (11,226,843)        (18,843,626)
Principal payments on long-term debt                             (90,010)            (18,379)
Principal payments on note payable to bank and term loan
                                                                   -                (180,000)
Principal payments on capital lease obligations                  (39,896)            (64,436)
                                                                 -----------------------------
Net cash provided by financing activities                        890,550              810,835
                                                                 -----------------------------
                                                                 -----------------------------

(Decrease) in cash and cash equivalents                          (25,413)             (46,451)
Cash and cash equivalents at beginning of period                  28,792               75,243
                                                                 -----------------------------
                                                                 =============================
Cash and cash equivalents at end of period                     $   3,379       $       28,792
                                                                 =============================


     See notes to unaudited consolidated financial statements.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     1. Basis of Presentation, Plan of Reorganization and Fresh Start Reporting

     Basis of Presentation

     The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

     Plan of Reorganization

     On August 3, 1995, The Harvey Group Inc. and Subsidiaries (the "Company") filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of New York (the "Court").

     The Company filed for protection under Chapter 11, as a result of certain negative factors including but not limited to the following: (i) the negative effect of a $2,138,000 judgment against the parent Company in fiscal 1992; (ii) all of the liabilities of the Company, including the obligations of a related food brokerage division which was sold in fiscal 1993, remained the obligations of Harvey Electronics ("Harvey Electronics"), the payment of which significantly reduced the Company's cash; (iii) the recession in the early 1990's coupled with the soft market in the electronics industry contributed to the Company's net losses and cash shortages; and (iv) the delisting of the Company's common stock from the American Stock Exchange in June 1995 made a proposed $4.2 million equity placement untenable.

     On November 13, 1996 (the "Confirmation Date"), the Court confirmed the Modified Amended Joint and Substantially Consolidated Plan of Reorganization of the Company (the "Reorganization Plan"). The effective date of the Reorganization Plan was December 26, 1996 ("the Effective Date"), at which time the Company emerged from its Chapter 11 reorganization and changed its name from The Harvey Group Inc. to Harvey Electronics, Inc.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     1. Plan of Reorganization and Fresh Start Reporting (cont.)

     Prior to the Effective Date, all of the Company's old shares of common and preferred stock were canceled. The Company simultaneously amended its Certificate of Incorporation and is authorized to issue 10,010,000 shares consisting of 10,000 shares of

     8.5% Cumulative Convertible Preferred Stock (see Note 6) with a par value of $1,000 per share (the "Preferred Stock") and 10,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock").

     The Reorganization Plan provided for the following:

     (a) Redistribution of Common Stock Prior to the Effective date, the new shares of common stock in Harvey Electronics, Inc. were issued as follows:

     2,000,000 shares were issued to Harvey Acquisition Company, L.L.C. ("HAC") in satisfaction of the $2,822,500 of subordinated secured financing provided to the Company during its reorganization process.

     187,841 shares were issued to the Company's unsecured creditors; in satisfaction of prepetition liabilities compromised (see below).

     22,084 shares were issued to the Company's former shareholders, of which 2,122 shares are held in Treasury.

     InterEquity Capital Partners, L.P. ("InterEquity"), a prereorganization subordinated secured debtholder, received 51,565 shares of Common Stock as payment in full of an allowed finders fee.

     As a result of the above, 2,261,490 shares of Common Stock are issued and 2,259,368 shares are outstanding.

     (b)Issuance of Preferred Stock (see Note 6) Prior to the Effective Date, 875 shares of the Company's Preferred Stock were issued to the Company's prereorganization subordinated secured debt holders in exchange for $875,000 of such debt. The reorganization carrying value of the Preferred Stock has been estimated to be $318,000 based on a sale of such security, independent of the Company, for 36% of stated value. The difference between the carrying amount of the prereorganization debt and the reorganization carrying value has been included with the extrordinary gain on forgiveness of debt in the accompanying statement of operations for the thirty-nine weeks ended October 26, 1996.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     1. Basis of Presentation, Plan of Reorganization and Fresh Start Reporting (cont.)

     (c) Convenience Claims/Miscellaneous Convenience claims of $1,000 or less were paid in cash approximating $20,000. The Reorganization Plan also provided for cash distributions ($452) of $1.00 to any former shareholders holding 100 or fewer shares of old common stock.

     (d) Agreement and Plan of Merger

     Pursuant to the Reorganization Plan, the Company's Board of Directors approved the Agreement and Plan of Merger effective December 26, 1996 by and between the Company and its 100% wholly owned subsidiary, Harvey Sound, Inc. ("Sound"), pursuant to which Sound was merged with and into the Company.

     (e) Change in Fiscal Year The Company's Board of Directors approved an amendment to its By-Laws, to reflect the change in the Company's fiscal year from the Saturday closest to the last day in January to the Saturday closest to the last day in October.

     (f) Stock Option Plan

     The Company's Board of Directors approved the Harvey Electronics, Inc. Stock Option Plan ("Stock Option Plan"). The Stock Option Plan provides for the grant of options to purchase up to 1,000,000 shares of Common Stock of the Company (see Note 6).

     (g) Prepetition Liabilities Subject to Compromise

     Under Chapter 11, certain claims against the Company in existence prior to the filing of the petitions for relief under the Code were stayed while the Company continued its operations as a debtor-in-possession. The Company's estimate of the ultimate amount of these claims are reflected in the accompanying balance sheet as "Liabilities Subject to Compromise."

     As a result of the operational restructuring, the Company recorded reorganization expenses of $247,206 and $959,146 for the thirty-nine weeks ended October 26, 1996 and for the year ended January 27, 1996. Such charges consisted of costs associated with professional fees, severance costs and the write-off or discount of property, plant and equipment and certain receivables. Additionally, such charges were offset by $250,000 of income from the sale of a lease during the thirty-nine weeks ended October 26, 1996.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     1. Basis of Presentation, Plan of Reorganization and Fresh Start Reporting (cont.)

     Liabilities subject to compromise consisted of the following at October 26,1996:

     Trade  payables  and   miscellaneous   claims            $2,624,000
     10%  Convertible subordinated   debentures                  732,000
     11%  subordinated   debentures                              276,000
     10%subordinated  debentures                                 115,000
     Reserve for  discontinued  operations                       213,000
     Deferred  legal fees                                        342,000
     Deferred  compensation  plans                               162,000
     Prepetition rents and miscellaneous                         318,000
                                                            -------------
                                                              $4,782,000

     The above claims were satisfied with the issuance of common stock as noted above and the related forgiveness of debt has been recorded as an extraordinary gain in the accompanying statement of operations for the thirty-nine weeks ended October 26, 1996.

     Fresh Start Reporting

     The balance sheet as of October 26, 1996 presented herein has been prepared based on Fresh Start Reporting which was adopted on the Effective Date and applied at October 26, 1996. The Company has adopted Fresh Start Reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7 -- "Financial Reporting by Entitles in Reorganization under the Bankruptcy Code." Fresh Start Reporting has resulted in changes to the consolidated balance sheet, including valuation of assets and liabilities at fair market value and valuation of equity based on the reorganization value of the ongoing business.

     The reorganization value of the Company is primarily based on the consideration received from HAC to obtain its ownership in the Company. A carrying value of $318,000 was also assigned to the Preferred Stock (see Note
6). Subsequent to the Effective Date, the Company issued an additional 51,565 shares of Common Stock to InterEquity, as authorized by the Court for an approved finders fee. The excess of the reorganization value over the fair value of net assets and liabilities ($1,650,570) is reported as "Reorganization value in excess of amounts allocable to identifiable assets", and will be amortized over a twenty-five year period.

     The revaluation of the Company's assets and liabilities resulted in the following Fresh Start adjustments:

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     1. Basis of Presentation, Plan of Reorganization and Fresh Start Reporting (cont.)

Increase in property plant and equipment                             $292,236
Decrease/increase in other assets and liabilities, net                (84,962)
Reorganization value in excess of amounts allocable
 to identifiable assets                                             1,650,570
                                                                   $1,857,844

     2. Summary of Significant Accounting Policies

     Description of Business

     Harvey Electronics, the operating entity of The Harvey Group Inc. and subsidiaries (the "Company"), is a specialty retailer of high quality audio/video consumer electronics and home theater products in the Metropolitan New York area. Revenue is recognized at the time goods are delivered or services are performed.

     Principles of Consolidation

     The consolidated  financial  statements include the accounts of the Company
and  its   subsidiaries,   all  of  which  are  wholly  owned.  All  significant
intercompany accounts and transactions have been eliminated in consolidation.

     Inventories

     Inventories are stated at the lower of cost (average-cost method, which approximates the first-in, first-out method) or market.

     Depreciation and Amortization

     Depreciation of property, plant and equipment, including equipment acquired under capital leases, is provided for by the straight-line method over the estimated useful lives of the related equipment. Leasehold improvements are amortized over the lease term or estimated useful life of the improvements, whichever is shorter.

     Loss Per Share

     The income (loss) per common share for the thirty-nine weeks ended October 26, 1996 and for the 1996 fiscal year was computed based on the weighted average number of common shares outstanding; common equivalent shares were not considered since their inclusion would have been antidilutive. Per share data for all years presented, on a fully diluted basis, is the same as amounts shown.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     2. Summary of Significant Accounting Policies (cont.)

     Statement of Cash Flows

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Total interest paid for the thirty-nine weeks ended October 26, 1996 and during fiscal 1996 was $269,000 and $478,000, respectively.

     Concentration of Credit Risk

     The Company's operations consist of the retail sale, service and custom installation of advanced consumer electronic equipment, specifically audio, video and home theater equipment in the New York Metropolitan area. The Company performs ongoing credit evaluations of its customers financial condition and payment history but does not require collateral. Generally, accounts receivable are due within 30 days and credit losses have historically been immaterial.

     3. Debtor-in-Possession Financing

     On October 5, 1995, the Company announced it had signed a letter of intent with HAC, an entity created by an investor group, which set forth the terms and conditions of an agreement to provide secured debtor-in-possession credit support of $1,500,000.

     On October 24,1995, in connection with the Reorganization Plan, the Company entered into a Security Loan Agreement ("Loan Agreement") with HAC, enabling the Company to borrow up to $1,500,000. The Loan Agreement bore interest at 2% over the prime rate at Citibank, N.A. and was subordinate only to the Company's primary lender, Congress Financial Corporation ("Congress"), as evidenced by a intercreditor agreement between HAC and Congress (see Note 4).

     The proceeds ($1,500,000) received in installments from HAC coupled with credit support from the Company's vendors and bank were primarily used to build inventory levels. On May 6, 1996, the Company received an additional $50,000 from HAC to be used for general operating purposes. In September 1996, the Loan Agreement was amended, enabling the Company to borrow up to $3,000,000. As a result of the amendment, additional proceeds of $1,272,500 were received from HAC ($605,000 of such proceeds were received subsequent to October 26, 1996), for a total aggregating $2,822,500. The proceeds were used for capital expenditures, to build a new retail store in Greenwich, Connecticut, advertising, professional fees and for working capital purposes. This debtor-in-possession financing, at the Effective Date was converted to 2 million

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     3. Debtor-in-Possession Financing (cont.)

shares of the Common Stock of the reorganized Company in accordance with the Plan of Reorganization.

     Under the Loan Agreement, the Company paid $5,000 per month representing a loan servicing fee to HAC. Such amounts aggregated $45,000 and $20,000 for the nine months ended October 26, 1996 and for the year ended January 27, 1996, respectively.

     Subsequent to the Effective Date, certain individuals including members of HAC provided an additional $350,000 of long-term financing to the Company, to be used for working capital purposes.

     4. Revolving Lines of Credit Facilities, Note Payable to Bank and Long-Term Debt

     Revolving Lines of Credit Facilities

     In October 1997, the Company received a proposal for a three-year revolving line of credit facility with Paragon Capital L.L.C. ("Paragon") whereby the Company may borrow up to $3,300,000 based upon a lending formula (as defined), calculated on eligible inventory. Proceeds from Paragon will be used to pay down and cancel the existing credit facility with Congress, reduce trade payables and pay related costs of the refinancing. The Paragon facility will provide additional financing of over $800,000. The interest rate on borrowings up to
$2,500,000 will be 1% over the prime rate. The rate charged on outstanding balances over $2,500,000 will be 1.75% above the prime rate. A commitment fee of $49,500 (to be amortized over three years) will be paid by the Company at closing and a facility fee of three-quarters of one percent (.75%) of the maximum credit line will be charged on each anniversary date. Monthly maintenance charges and a termination fee also exist under the line of credit.

     Paragon will receive 110,000 warrants to purchase common stock at an exercise price of $5.00 per share.

     Paragon will be granted a senior security interest in all of the Company's assets. The line of credit facility provides Paragon with rights of acceleration upon the occurrence of certain customary events of default including, among others, the event of bankruptcy. The Company will also be restricted from paying dividends on common stock, retiring or repurchasing its common stock and entering into additional indebtedness (as defined). Additionally, certain financial covenants exist.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     4. Revolving Lines of Credit Facilities, Note Payable to Bank and Long-Term Debt (continued)

     In fiscal 1995, the Company entered into a three year revolving line of credit facility with Congress, whereby the Company could borrow up to $3,000,000, based upon a lending formula (as defined) calculated on eligible inventory. Amendments to the Congress revolving line of credit facility were completed on January 7, 1997 and March 31, 1997, primarily extending the facility through January 6, 2000, instituting a net worth covenant (as defined) and increasing available borrowings by approximately $250,000, by amending the lending formula (as defined). The interest rate per annum on this credit facility was 2% over the prime rate of Philadelphia National Bank. An unused line fee of one quarter of one percent per annum and prescribed early termination fees also existed under the line of credit. At closing, $200,000 was required to be placed in escrow in a certificate of deposit as additional collateral for Congress. As mentioned above, this credit facility is expected to be canceled and replaced by a new revolving credit facility with Paragon. As a result, the Company will pay an early termination fee of $30,000 to Congress.

     Congress has a senior security interest in all of the Company's assets and an intercreditor agreement existed between Congress and HAC, (See Note 3).

     Note Payable to Bank

     In fiscal 1995, the Company completed a refinancing which included the prepayment and discounting of a receivable from Merkert Enterprises, Inc. ("Merkert"), the purchaser of certain assets and the business of the Company's previous food brokerage division (The Boerner Company) in fiscal 1993, (See Notes 9 and 10). At closing, the Company received $2,150,000 from Merkert, of which $2,100,000 was used to substantially reduce the amount due to National Westminster Bank, USA ("NatWest") (from $2,600,000 outstanding at such time to $500,000). The remaining $500,000 obligation was converted to a two year term loan bearing interest at NatWest's prime rate plus 5% per annum and the existing credit facility from NatWest was canceled.

     NatWest and InterEquity, an entity which provided term loans to the Company had entered into an intercreditor agreement whereby both shared equally in a subordinate second position to the Company's previous lender, Congress.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     4. Revolving Lines of Credit Facilities, Note Payable to Bank and Long-Term Debt (continued)

     Long-Term Debt
     Long-term debt consisted of the following:        October 26 1996
                                                       ------------------

Debtor-in-possession financing from HAC (b)                   $0
Congress revolving line of credit facility (a)             778,217
                                                       ------------------
                                                           778,217
   Less current portion                                        -
                                                       ------------------
                                                          $778,217
                                                       ==================

     (a) The balance outstanding at October 26, 1996 ($778,217) includes advances from Congress to the Company against HAC cash collateral of $250,000. As a result of the reorganization, the $250,000 was converted to equity by HAC and became the Company's cash, and the loan balance was reduced by this amount.

     (b) Interest expense relating to the HAC debtor-in-possession financing was $149,000 and $53,000 for the thirty-nine weeks ended October 26, 1996 and for and for the fiscal year ended January 27, 1997, respectively. Interest payable to HAC at October 26, 1996 and January 27, 1996 was $34,000 and $11,000, respectively.

     5. Proposed Initial Public Offering

     On September 15, 1997 the Company signed a letter of intent with an underwriter to sell common stock and warrants to purchase common stock in a public offering ("the Offering") . The underwriter proposes to co-manage and underwrite an offering of 850,000 shares of the Company's common stock and 1,300,000 of warrants ("Warrants") to acquire additional shares of Common Stock.

     The net proceeds from the Offering will be used for retail store expansion and working capital purposes.

     Each Warrant shall be exerisable for one share of common stock at 110% of the public offering price, for a period of three years commencing two years from the Effective Date of the Offering. The Warrants are also redeemable, (at a prescribed price) at the Company's option, two years after the Effective Date of the Offering if the closing bid price of the common stock for 20 consecutive trading days during the two years holding period, exceeds 150% of the public offering price per share.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     5. Proposed Initial Public Offering (continued)

     At the underwriter's election, it may underwrite an additional 127,500 shares and or 195,000 Warrants if market conditions permit. The first 27,500 of such shares would be sold by the Company and any additional shares will be sold by HAC with the proceeds to be received by HAC.

     As compensation for the Offering, the underwriters will receive a 10% commission; a 3% non-accountable expense allowance and Warrants for 10% of the number of shares of common stock and Warrants sold to the public. These Warrants shall be non-exerisable for one year following the effective date and will be exerisable thereafter for a period of five years at 120% of the initial public offering price. Additionally, the Company has agreed to pay a monthly consulting fee of $2,433 to the underwriters for a three year period commencing on the effective date of the Offering. The underwriters will also, for a period of three years, engage two designees as advisors to the Board of Directors. Finally, the Company will compensate the underwriters a commission of 5% for any Warrant sold in the Offering which are exercised more than twelve (12) months following the effective date.

     The proposed Offering is subject to certain conditions, as defined in the letter of intent. There can be no assurance that this proposed transaction will be completed.

     6. Stock Option Plans and Preferred Stock (cont.)

     Stock Option Plans

     In conjunction with the Reorganization Plan, the Company's Board of Directors approved the Harvey Electronics, Inc. Stock Option Plan ("Stock Option Plan"). The Stock Option Plan is subject to shareholder approval and provides for the granting of up to 1,000,000 shares of incentive and non-qualified common stock options and stock appreciation rights to certain directors, officers and key employees.

     In fiscal 1988, the shareholders of the Company approved the 1988 Stock Option Plan which provides for the grant of incentive and non qualified stock options to certain directors, officers and key employees. The Company had reserved 200,000 shares for issuance under this plan. The stock options were excisable at prices not less than the fair market value of the Company's common stock on the date of grant. At October 26, 1996 and January 27, 1996, the Company had reserved 200,000 shares of common stock, for issuance in connection with stock options. As of the Effective Date, these options were canceled.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     6. Stock Option Plans and Preferred Stock (cont.)

     Transactions during the fiscal years ended January 27, 1996 and nine months ended October 26, 1996 were as follows:


                                            Shares                   Shares Under Option
                                                        ------------------------------------------
                                           Available        Option Price         Number
                                          for Granting       Per Share          of Shares
                                           -------------------------------------------------------

Balance at January 28, 1995                37,000                                    163,000
   Canceled                                36,000                $1.00               (36,000)
   Granted                                 -                                         -
   Expired                                 -                                         -
                                           -----------                               -------------
Balance at January 27, 1996                73,000                                    127,000
   Canceled                                55,000                $1.00               (55,000)
   Granted                                 -                                         -
   Expired                                 -                                         -
                                           -----------                               -------------
Balance at October 26, 1996                128,000                                   72,000
                                           ===========                               =============

     Of the options outstanding at October 26, 1996 and January 27, 1996, 72,000 options were exercisable. As of Effective Date, such options have been canceled.

     8.5% Cumulative Convertible Preferred Stock

     The Company's new Preferred Stock has no voting rights and is redeemable at the option of the Company's Board of Directors in whole or in part at face value plus any accrued dividends. The Fresh Start carrying value of the Preferred Stock was $318,000 at October 26, 1996. The reorganization carrying value of the Preferred Stock has been estimated to be $318,000 based on a sale of such security, independent of the Company, for 36% of stated value.

     In the event of liquidation of the Company, the holders of the Preferred Stock shall receive preferential rights and shall be entitled to receive face value plus any outstanding dividends, prior to any distributions to common shareholders The holders of the Preferred Stock shall receive a semiannual 8.5% cumulative dividend (or $85 per share annually), payable on the last business day in June and December. The Company may elect to defer only the first year's dividend at a preference rate of $105 per share annually. This deferred amount plus interest at 8.5% per annum would be payable in three (3) equal annual installments from December 31, 1998 through 2000.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     6. Stock Option Plans and Preferred Stock (cont.)

     The Preferred Stock may be convertible at the option of the holder in whole or in part if the following occurs: (i) a public offering of the Company's Common Stock, (ii) a sale of substantially all of the assets of the Company or
(iii) a merger of the Company. Each share of Preferred Stock may be convertible into shares of common stock which is determined by dividing $1,000 by, (i) the per share public offering price, (ii) the value received per share of common stock in the event of a sale or (iii) or total consideration of the merger on a per share basis (as defined), and multiplying the result by two-thirds (2/3). The Company has reserved an appropriate estimate of common stock for such future issuance.

     7. Income Taxes

     At October 26, 1997 and January 27, 1996, the Company has available net operating loss carryforwards of approximately $14,000,000 and $12,000,000 which expire in various years through fiscal 2012. As a result of the Company's Reorganization Plan and significant ownership change under Section 382 of the IRS Code, it is estimated that the net operating loss carryforward and other tax attributes will be severely restricted and limited to approximately $150,000 - $180,000 per year.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     7. Income Taxes (continued)

     Federal, state and local income tax returns have not been filed for any period subsequent to January 1994, as the Company was operating under Chapter 11 for such periods. All relevant tax returns are expected to be filed prior to November 30, 1997. The Company has provided estimated tax liabilities for minimum taxes, interest and penalties for all outstanding minimum tax obligations.

     8. Pension and Profit Sharing Plan

     The Harvey Group Inc. Savings and Investment Plan (the "Plan") includes profit sharing, defined contribution and 401(k) provisions and is available to all eligible employees of the Company. There were no contributions to the Plan for the thirty-nine weeks ended October 26, 1996 and for fiscal year 1996. Effective January 1, 1995 the Company's Board of Directors temporarily elected to eliminate the employer 401(k) match on employee contributions. Subsequent to the Effective Date, the Plan's name was amended and changed to Harvey Electronics, Inc. Savings and Investment Plan.

     9. Commitments and Contingencies

     Commitments

     The Company's financial statements reflect the accounting for equipment leases as capital leases recording the asset and liability for the lease obligation. Additional capital leases for the thirty-nine week period ended October 26, 1996 totaled $101,000. Future minimum rental commitments, by year and in the aggregate, under the capital lease and noncancelable operating leases with initial or remaining terms of one year or more consisted of the following at October 26, 1996:

                                           Operating Leases     Capital Leases
                                      -----------------------------------------
   Fiscal 1997                                 1,023,000           114,000
   Fiscal 1998                                   956,000             5,000
   Fiscal 1999                                   992,000             4,000
   Fiscal 2000                                 1,018,000             4,000
   Fiscal 2001                                 1,027,000             2,000
   Thereafter                                  2,267,000               -
                                      -----------------------------------------
   Total minimum lease payments               $7,283,000           129,000
                                      =====================

   Less amount representing interest                                15,000
                                                               ----------------

   Present value of net minimum lease payments                     114,000
   Less current portion                                            102,000
                                                               ----------------
                                                               $    12,000
                                                               ================

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     9. Commitments and Contingencies (continued)

     Minimum rental commitments are offset by sublease income of $93,000 per annum through fiscal 2001.

     The Company's minimum annual commitment of $180,000 relating to the retail store opened in fiscal 1994 and located within ABC Carpet and Home has not been presented in the above total minimum lease payments as this lease is currently on a month to month basis.

     In fiscal 1993, the Company entered into termination agreements with the landlord of its previous headquarters located in Roslyn Heights, and Merkert the purchaser of The Boerner Company (See Note 4), relating to the original prime lease and sublease agreements. Pursuant to the agreement with the landlord, the Company was released from all obligations under the prime lease for consideration approximating $885,000. Of this amount, approximately $661,000 had been paid by the Company through January 27, 1996. The remaining amounts owed were reclassified as Liabilities Subject to Compromise. In conjunction with the termination agreements, the Company assigned the remaining amounts to be received from Merkert to the landlord (see Note 10). Remaining amounts due to the landlord under the assignment are included in the balance sheet caption "Accrued Costs Related to Discontinued Operations."

     Total rental expense for operating leases was $1,234,000 and $1,507,000, for the thirty-nine weeks ended October 26, 1996 and for the fiscal year ended January 27, 1996, respectively. Certain leases provide for the payment of insurance, maintenance charges and taxes and contain renewal options.

     Contingencies

     The Company or its subsidiaries are defendants in certain legal actions which arose in the normal course of business. The outcome of these legal actions, in the opinion of management, will not have a material effect on the Company's financial position or operations.

     The Company had available standby letters of credit outstanding at October 26, 1996, aggregating $100,000.

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996

     10. Other Information

     Accrued Expenses and Other Current Liabilities

     Included in accrued expenses and other current liabilities were the following:


                                                            October 26 1996
                                                            ----------------

Salaries, severance, vacation and incentives                  $125,959
Accrued professional fees - other                              134,178
Customer layaways                                              357,311
Sales tax                                                       19,085
Prepetition rent                                                14,189
Other                                                          156,977
                                                            ----------------
                                                            ================
                                                              $807,699
                                                            ================

Other Long-Term Liabilities

                                                            October 26, 1996
                                                            ----------------

Straight-line impact of lease escalations                      $75,356
Sales tax and warranty reserves                                 77,000
                                                            ----------------
                                                              $152,356
                                                            ================

                     THE HARVEY GROUP INC. AND SUBSIDIARIES
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 26, 1996


     10. Other Information (cont.)

     Other

     In fiscal 1995, the Company's previous chief executive officer/chairman ("Officer") purchased from the Company certain life insurance policies and their related cash surrender values ($153,371). In consideration, the Company received a promissory note bearing interest at 6% from such Officer, which was to be repaid in six equal installments beginning January 1, 1997. Interest and principal payments on the note were pledged to Congress by the Company and, in addition, the Officer provided a limited guarantee of up to $150,000 to Congress relating to the revolving credit facility.

     On July 11, 1996, as part of the reorganization, the Officer agreed to prepay the promissory note and the Company received $125,000 (including interest of $10,000). As a result, the $125,000 was classified as a current asset and the discount of $38,371 on such note was recorded to reorganization expense at January 27, 1996. The $150,000 limited guarantee provided by the Officer, was then canceled by Congress.

     The financial statement caption, "Interest and Other Income" includes $45,605 and $88,427 of interest, consulting and other income relating to proceeds of the sale of the Boerner Division, for the thirty-nine weeks ended October 26, 1996 and for fiscal 1996, respectively.

     In accordance with the prepayment agreement, the remaining installments to be received from Merkert Enterprises, Inc. (included in the balance sheet caption, "prepaid expenses and other current assets") are as follows:

Fiscal Year    Installment Date       Payment     Interest      Principal
------------------------------------------------------------------------------

October 26, 1996    1/1/97            $74,000     $5,670      $    68,330
==============================================================================


     Remaining installment payments to be received will be used to pay outstanding obligations under a lease termination agreement (See Note 9).

     Advertising  expense for the  thirty-nine  weeks ended October 26, 1996 and
for  fiscal  year  1996  were  $358,000  and  $63,000,   respectively.   Prepaid
advertising at October 26, 1996 was $183,000.